Exhibit 99.1
GoHealth Reports Second Quarter 2022 Results
CHICAGO, August 15, 2022 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three and six months ended June 30, 2022.

Second quarter 2022 Medicare Submitted Policies of 177,911 increased 9% compared to the prior year period. YTD 2022 Medicare Submitted Policies of 478,554 increased 38% compared to the prior year period.

Second quarter 2022 net revenue of $158.7 million decreased 19% compared to the prior year period. YTD 2022 net revenue of $429.2 million increased 7% compared to the prior year period.

Second quarter 2022 net loss of $113.8 million compared to a net loss of $39.2 million in the prior year period. YTD 2022 net loss of $151.0 million compared to a net loss of $46.5 million in the prior year period.

Second quarter 2022 Adjusted EBITDA[1] of negative $31.7 million compared to Adjusted EBITDA[1] of $14.3 million in the prior year period. YTD 2022 Adjusted EBITDA[1] of negative $20.7 million compared to Adjusted EBITDA[1] of $46.4 million in the prior year period.

YTD 2022 positive cash flow from operations of $6.4 million compared to cash flow used in operations of $32.3 million in the prior year period.

“GoHealth has established itself as the volume leader in the Medicare Advantage e-broker space with a strong technology backbone, differentiated carrier relationships, and an innovative product portfolio. Our industry is facing a natural inflection point as competitive dynamics amongst our carrier partners and the needs of Medicare beneficiaries evolve. With that as our backdrop, we have embarked on a meaningful transformation for the organization with a renewed focus on high-quality customer experience, efficiency, and cash flow,” said Vijay Kotte, GoHealth’s Chief Executive Officer.

“I am confident in our team as we reposition the Company for success, and do not believe this quarter’s results represent the financial performance we are capable of achieving,” said Kotte.

“We are happy to report that the initial positive interest we received in our new Encompass Connect and Engage modules has resulted in contracts with each of our major carrier partners. We’re ramping up these programs and expect to be fully deployed for this upcoming AEP. The expanded Encompass platform provides better carrier alignment, predictability, transparency, and unit economics, while also driving more cash into the business,” said Kotte.

Mr. Kotte continued, “We expect our strategic moves, including the cost actions recently taken and the future ramp-up of our Encompass programs, to materially strengthen our ability to achieve cash flow breakeven on a trailing twelve-month basis by the middle of next year. While I believe we are now well positioned to execute on our goals, we have made the prudent decision to suspend the Company’s previously issued quantitative guidance for the remainder of 2022. We expect to provide more color regarding full year 2022 on our third quarter earnings later this fall.”

“We have a great deal of opportunity ahead of us as we transform our unique services and our differentiated Encompass platform with an eye toward quality and customer experience. We are eager to dig in and look forward to sharing updates on our progress over the coming quarters,” concluded Mr. Kotte.

Additional Second Quarter 2022 Items of Note

•On August 9, 2022, the Company eliminated 835 full-time positions, representing approximately 23.7% of our workforce, primarily within our customer care and enrollment group. Total expected severance and employee-related charges are projected to be approximately $7.0 - $9.0 million and are primarily related to termination and employee-related benefits. These charges will be settled in cash.

•The Company also announced it reached an agreement with its lenders to amend the Company’s term debt facility to better align the debt covenants with the Company’s trajectory of turnaround and growth. Details of the amended credit facilities are set forth on a Form 8-K filed with the SEC.

Conference Call Details
The Company will host a conference call today, Monday, August 15, 2022 at 5:00 p.m. (ET) to discuss its financial results. . Participants can pre-register for the conference call at the following link: https://register.vevent.com/register/BI000b356a45c24452aea2f52ec20378bd. A live audio webcast of the conference call will be available via GoHealth's Investor Relations website, https://investors.gohealth.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.

Forward-Looking Statements
This release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, level of cash flow, future capital expenditures and debt service obligations are forward-looking statements.
In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
These forward-looking statements speak only as of the date of this release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but are not limited to, the following: the marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws, regulations and guidelines; our business may be harmed if we lose our relationships with carriers or if our relationships with carriers change; our failure to grow our customer base or retain our existing customers; carriers may reduce the commissions paid to us and change their underwriting practices in ways that reduce the number of, or impact the renewal or approval rates of, insurance policies sold through our platform; factors that impact our estimate of LTV (as defined below) may be adversely impacted; our management and independent auditors have identified a material weakness in our internal controls over financial reporting, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements; the potential delisting of our common stock from the Nasdaq Global Market; volatility in general economic conditions, including inflation, interest rates, and other commodity prices and exchange rates may impact our financial position and performance; our ability to borrow under the Credit Agreement is subject to ongoing compliance with a number of financial covenants, affirmative covenants, and other restrictions, which may limit our operations and our ability to take certain actions; we currently depend on a small group of carriers for a substantial portion of our revenue; information technology system failures could interrupt our operations; our ability to sell Medicare-related health insurance plans is largely dependent on our licensed health insurance agents; operating and growing our business may require additional capital; our strategic focus on cash flow optimization may lead to decreased revenue or otherwise adversely affect our business; we may lose key employees or fail to attract qualified employees; our operations may be adversely impacted by a reduction in employee headcount or other similar actions; the Founders (as defined in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”)) and Centerbridge (as defined in the 2021 Form 10-K) have significant influence over us, including control over decisions that require the approval of stockholders; and other important factors described in the section titled “Risk Factors” in our 2021 Form 10-K, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and in our other filings with the Securities and Exchange Commission.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the 2021 Form 10-K, Quarterly Report on Form 10-Q for the first quarter ended March 31, 2022 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Jun. 30, 2022		Three months ended Jun. 30, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$118,038	74.4%	$147,508	74.9%	$(29,470)	(20.0)%
Enterprise	40,616	25.6%	49,394	25.1%	(8,778)	(17.8)%
Net revenues	158,654	100.0%	196,902	100.0%	(38,248)	(19.4)%
Operating expenses:
Cost of revenue	51,074	32.2%	37,442	19.0%	13,632	36.4%
Marketing and advertising	44,714	28.2%	55,735	28.3%	(11,021)	(19.8)%
Customer care and enrollment	66,542	41.9%	61,927	31.5%	4,615	7.5%
Technology	10,749	6.8%	11,983	6.1%	(1,234)	(10.3)%
General and administrative	38,106	24.0%	25,297	12.8%	12,809	50.6%
Amortization of intangible assets	23,515	14.8%	23,515	11.9%	—	—%
Operating lease impairment charges	24,995	15.8%	—	—%	24,995	NM
Total operating expenses	259,695	163.7%	215,899	109.6%	43,796	20.3%
Income (loss) from operations	(101,041)	(63.7)%	(18,997)	(9.6)%	(82,044)	431.9%
Interest expense	12,724	8.0%	8,277	4.2%	4,447	53.7%
Loss on extinguishment of debt	—	—%	11,935	6.1%	(11,935)	N/M
Other (income) expense	(13)	—%	44	—%	(57)	N/M
Income (loss) before income taxes	(113,752)	(71.7)%	(39,253)	(19.9)%	(74,499)	189.8%
Income tax expense (benefit)	—	—%	(32)	—%	32	N/M
Net income (loss)	$(113,752)	(71.7)%	$(39,221)	(19.9)%	$(74,531)	190.0%
Net income (loss) attributable to noncontrolling interests	(69,933)	(44.1)%	(27,217)	(13.8)%	(42,716)	156.9%
Net income (loss) attributable to GoHealth, Inc.	$(43,819)	(27.6)%	$(12,004)	(6.1)%	$(31,815)	265.0%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.35)		$(0.12)
Weighted-average shares of Class A common stock outstanding — basic and diluted	124,440		102,300
Non-GAAP financial measures:
EBITDA	$(74,617)		$(5,238)
Adjusted EBITDA	$(31,741)		$14,296
Adjusted EBITDA margin	(20.0)%		7.3%
_________________________
N/M = Not meaningful

(in thousands, except percentages and per share amounts)	Six months ended Jun. 30, 2022		Six months ended Jun. 30, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$327,677	76.3%	$321,489	80.2%	$6,188	1.9%
Enterprise	101,570	23.7%	79,592	19.8%	21,978	27.6%
Net revenues	429,247	100.0%	401,081	100.0%	28,166	7.0%
Operating expenses:
Cost of revenue	118,997	27.7%	85,817	21.4%	33,180	38.7%
Marketing and advertising	128,747	30.0%	110,219	27.5%	18,528	16.8%
Customer care and enrollment	144,997	33.8%	109,021	27.2%	35,976	33.0%
Technology	23,508	5.5%	21,600	5.4%	1,908	8.8%
General and administrative	67,323	15.7%	44,982	11.2%	22,341	49.7%
Amortization of intangible assets	47,029	11.0%	47,029	11.7%	—	—%
Operating lease impairment charges	24,995	5.8%	—	—%	24,995	NM
Total operating expenses	555,596	129.4%	418,668	104.4%	136,928	32.7%
Income (loss) from operations	(126,349)	(29.4)%	(17,587)	(4.4)%	(108,762)	618.4%
Interest expense	24,122	5.6%	16,965	4.2%	7,157	42.2%
Loss on extinguishment of debt	—	—%	11,935	3.0%	(11,935)	N/M
Other (income) expense	50	—%	57	—%	(7)	(12.3)%
Income (loss) before income taxes	(150,521)	(35.1)%	(46,544)	(11.6)%	(103,977)	223.4%
Income tax expense (benefit)	472	0.1%	(63)	—%	535	N/M
Net income (loss)	$(150,993)	(35.2)%	$(46,481)	(11.6)%	$(104,512)	224.8%
Net loss attributable to noncontrolling interests	(93,691)	(21.8)%	(32,390)	(8.1)%	$(61,301)	189.3%
Net loss attributable to GoHealth, Inc.	$(57,302)	(13.3)%	$(14,091)	(3.5)%	$(43,211)	306.7%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.48)		$(0.14)
Weighted-average shares of Class A common stock outstanding — basic and diluted	120,346		97,349
Non-GAAP financial measures:
EBITDA	$(74,040)		$21,526
Adjusted EBITDA	$(20,668)		$46,352
Adjusted EBITDA margin	(4.8)%		11.6%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands)	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021
Net revenues	$158,654	$196,902
Net income (loss)	(113,752)	(39,221)
Interest expense	12,724	8,277
Income tax expense (benefit)	—	(32)
Depreciation and amortization expense	26,411	25,738
EBITDA	(74,617)	(5,238)
Operating lease impairment charges (1)	24,995	—
Share-based compensation expense (2)	14,257	7,599
Severance costs (3)	3,624	—
Loss on extinguishment of debt (4)	—	11,935
Adjusted EBITDA	$(31,741)	$14,296
Adjusted EBITDA margin	(20.0)%	7.3%
_________________________
(1)Represents the operating lease impairment charge for the three and six months ended June 30, 2022, reducing the carrying value of the associated ROU assets and leasehold improvements to the estimated fair values.
(2)Represents non-cash share-based compensation expense relating to equity awards, as well share-based compensation expense relating to liability classified awards that will be settled in cash.
(3)Represents costs associated with the termination of employment and associated fees.
(4)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.

(in thousands)	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Net revenues	$429,247	$401,081
Net income (loss)	(150,993)	(46,481)
Interest expense	24,122	16,965
Income tax expense (benefit)	472	(63)
Depreciation and amortization expense	52,359	51,105
EBITDA	(74,040)	21,526
Operating lease impairment charges (1)	24,995	—
Share-based compensation expense (2)	19,412	12,711
Severance costs (3)	5,015	—
Loss on extinguishment of debt (4)	—	11,935
Professional services (5)	3,950	—
Legal fees (6)	—	180
Adjusted EBITDA	$(20,668)	$46,352
Adjusted EBITDA margin	(4.8)%	11.6%
_________________________
(1)Represents the operating lease impairment charge for the three and six months ended June 30, 2022, reducing the carrying value of the associated ROU assets and leasehold improvements to the estimated fair values.
(2)Represents non-cash share-based compensation expense relating to equity awards, as well share-based compensation expense relating to liability classified awards that will be settled in cash.
(3)Represents costs associated with the termination of employment and associated fees.
(4)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(5)Represents costs associated with non-recurring consulting fees.
(6)Represents non-recurring legal fees unrelated to our core operations.
The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Marketing and advertising	$215	$426	$656	$764
Customer care and enrollment	624	1,043	1,255	1,839
Technology	627	1,133	1,609	1,880
General and administrative	12,791	4,997	15,892	8,228
Total share-based compensation expense	$14,257	$7,599	$19,412	$12,711

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Jun. 30, 2022	Dec. 31, 2021
Assets
Current assets:
Cash and cash equivalents	$76,156	$84,361
Accounts receivable, net of allowance for doubtful accounts of $905 in 2022 and $558 in 2021	38,250	17,276
Commissions receivable - current	198,647	268,663
Prepaid expense and other current assets	19,955	58,695
Total current assets	333,008	428,995
Commissions receivable - non-current	961,999	993,844
Operating lease ROU asset	22,987	23,462
Other long-term assets	2,437	3,608
Property, equipment, and capitalized software, net	29,986	24,273
Intangible assets, net	547,640	594,669
Total assets	$1,898,057	$2,068,851
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,641	$39,843
Accrued liabilities	33,234	52,788
Commissions payable - current	60,294	104,160
Short-term operating lease liability	9,998	6,126
Deferred revenue	2,691	536
Current portion of long-term debt	5,270	5,270
Other current liabilities	15,764	8,344
Total current liabilities	141,892	217,067
Non-current liabilities:
Commissions payable - non-current	291,990	274,403
Long-term operating lease liability	40,947	19,776
Long-term debt, net of current portion	662,018	665,115
Other non-current liabilities	2,889	—
Total non-current liabilities	997,844	959,294
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 131,965 and 115,487 shares issued; 131,776 and 115,487 shares outstanding at June 30, 2022 and December 31, 2021, respectively.	13	11
Class B common stock – $0.0001 par value; 579,555 and 587,360 shares authorized; 197,547 and 205,352 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	20	21
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021.	—	—
Treasury stock – at cost; 189 shares of Class A common stock at June 30, 2022	(344)	—
Additional paid-in capital	612,627	561,447
Accumulated other comprehensive income (loss)	(234)	(59)
Accumulated deficit	(265,619)	(208,317)
Total stockholders’ equity attributable to GoHealth, Inc.	346,463	353,103
Non-controlling interests	411,858	539,387
Total stockholders’ equity	758,321	892,490
Total liabilities and stockholders’ equity	$1,898,057	$2,068,851

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

	Six months ended Jun. 30,
(in thousands)	2022	2021
Operating Activities
Net income (loss)	$(150,993)	$(46,481)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	17,293	12,711
Depreciation and amortization	5,330	4,076
Amortization of intangible assets	47,029	47,029
Amortization of debt discount and issuance costs	1,381	1,262
Operating lease impairment charges	24,995	—
Loss on extinguishment of debt	—	11,935
Non-cash lease expense	2,862	2,451
Other non-cash items	29	(846)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(21,119)	(2,702)
Commissions receivable	101,928	(63,675)
Prepaid expenses and other assets	39,795	(11,778)
Accounts payable	(25,885)	6,114
Accrued liabilities	(19,898)	3,993
Deferred revenue	2,155	(36)
Commissions payable	(26,279)	4,742
Operating lease liabilities	(2,993)	(2,406)
Other liabilities	10,747	1,361
Net cash provided by (used in) operating activities	6,377	(32,250)
Investing Activities
Purchases of property, equipment and software	(9,658)	(7,909)
Net cash used in investing activities	(9,658)	(7,909)
Financing Activities
Borrowings under term loans	—	310,000
Repayment of borrowings	(2,635)	(296,835)
Call premium paid for debt extinguishment	—	(5,910)
Debt issuance cost payments	(1,725)	(1,608)
Principal payments under finance lease obligations	(103)	(154)
Cash received on advancement to NVX Holdings, Inc.	—	3,395
Net cash (used in) provided by financing activities	(4,463)	8,888
Effect of exchange rate changes on cash and cash equivalents	(461)	(100)
Increase in cash and cash equivalents	(8,205)	(31,371)
Cash and cash equivalents at beginning of period	84,361	144,234
Cash and cash equivalents at end of period	$76,156	$112,863
Supplemental Disclosure of Cash Flow Information
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$683	$2,233

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Jun. 30, 2022		Three months ended Jun. 30, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$103,685	65.4%	$160,433	81.6%	$(56,748)	(35.4)%
Medicare - External	50,103	31.6%	31,379	15.9%	18,724	59.7%
IFP and Other - Internal	4,245	2.7%	3,788	1.9%	457	12.1%
IFP and Other - External	621	0.4%	1,302	0.7%	(681)	(52.3)%
Net revenues	158,654	100.0%	196,902	100.0%	(38,248)	(19.4)%
Segment profit (loss):
Medicare - Internal	(11,040)	(7.0)%	31,257	15.9%	(42,297)	(135.3)%
Medicare - External	(5,635)	(3.6)%	(1,688)	(0.9)%	(3,947)	233.8%
IFP and Other - Internal	1,582	1.0%	(800)	(0.4)%	2,382	(297.8)%
IFP and Other - External	(411)	(0.3)%	(57)	—%	(354)	621.1%
Segment profit (loss)	(15,504)	(9.8)%	28,712	14.6%	(44,216)	(154.0)%
Corporate expense	37,027	23.3%	24,194	12.3%	12,833	53.0%
Amortization of intangible assets	23,515	14.8%	23,515	11.9%	—	—%
Operating lease impairment charges	24,995	15.8%	—	—%	24,995	N/M
Loss on extinguishment of debt	—	—%	11,935	6.1%	(11,935)	N/M
Interest expense	12,724	8.0%	8,277	4.2%	4,447	53.7%
Other (income) expense	(13)	—%	44	—%	(57)	N/M
Income (loss) before income taxes	$(113,752)	(71.7)%	$(39,253)	(19.9)%	$(74,499)	189.8%
_________________________
N/M = Not meaningful

	Six months ended Jun. 30, 2022		Six months ended Jun. 30, 2021
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$307,530	71.6%	$317,786	79.2%	$(10,256)	(3.2)%
Medicare - External	111,589	26.0%	70,879	17.7%	40,710	57.4%
IFP and Other - Internal	8,445	2.0%	7,763	1.9%	682	8.8%
IFP and Other - External	1,683	0.4%	4,653	1.2%	(2,970)	(63.8)%
Net revenues	429,247	100.0%	401,081	100.0%	28,166	7.0%
Segment profit (loss):
Medicare - Internal	23,799	5.5%	77,700	19.4%	(53,901)	(69.4)%
Medicare - External	(13,428)	(3.1)%	(2,319)	(0.6)%	(11,109)	479.0%
IFP and Other - Internal	2,172	0.5%	(1,529)	(0.4)%	3,701	(242.1)%
IFP and Other - External	(669)	(0.2)%	103	—%	(772)	(749.5)%
Segment profit (loss)	11,874	2.8%	73,955	18.4%	(62,081)	(83.9)%
Corporate expense	66,199	15.4%	44,513	11.1%	21,686	48.7%
Amortization of intangible assets	47,029	11.0%	47,029	11.7%	—	—%
Operating lease impairment charges	24,995	5.8%	—	—%	24,995	N/M
Loss on extinguishment of debt	—	—%	11,935	3.0%	(11,935)	N/M
Interest expense	24,122	5.6%	16,965	4.2%	7,157	42.2%
Other (income) expense	50	—%	57	—%	(7)	(12.3)%
Income (loss) before income taxes	$(150,521)	(35.1)%	$(46,544)	(11.6)%	$(103,977)	223.4%
_________________________
N/M = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and six months ended June 30, 2022 and 2021, for those submissions that are commissionable (compensated through commissions received from carriers):

Medicare - Total Commissionable Submitted Policies	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Medicare Advantage	167,507	153,163	453,616	326,037
Medicare Supplement	194	1,022	696	2,126
Prescription Drug Plans	4,935	2,374	11,460	4,967
Total Medicare	172,636	156,559	465,772	333,130
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for three and six months ended June 30, 2022 and 2021. Only commissionable policies are used to calculate LTV.

Medicare - Internal Commissionable Approved Submissions	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Medicare Advantage	93,585	121,299	282,513	250,185
Medicare Supplement	64	268	218	519
Prescription Drug Plans	1,874	2,033	4,873	4,317
Total Medicare	95,523	123,600	287,604	255,021

Medicare - External Commissionable Approved Submissions	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Medicare Advantage	67,495	31,450	155,443	73,691
Medicare Supplement	49	665	265	1,396
Prescription Drug Plans	2,939	236	6,113	525
Total Medicare	70,483	32,351	161,821	75,612
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and six months ended June 30, 2022 and 2021:

LTV per Approved Submission	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Medicare Advantage	$739	$850	$750	$853
Medicare Supplement	$805	$846	$834	$821
Prescription Drug Plans	$203	$215	$203	$215
The following table presents the number of Submitted Policies by product for the Medicare segments for the three and six months ended June 30, 2022 and 2021, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

Medicare - Total Non-Commissionable Submitted Policies	Three months ended Jun. 30, 2022	Three months ended Jun. 30, 2021	Six months ended Jun. 30, 2022	Six months ended Jun. 30, 2021
Medicare Advantage	2,750	3,232	7,237	9,171
Medicare Supplement	1,794	2,042	3,985	3,692
Prescription Drug Plans	731	791	1,560	1,676
Total Medicare	5,275	6,065	12,782	14,539